PHILLIPS EDISON & COMPANY®

Supplemental Disclosure

Quarter Ended March 31, 2022

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET
NATURAL FOODS

Phillips Edison & Company	2

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental disclosure. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects, are based on the current beliefs and expectations of the Company’s management, and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of tenants, including, without limitation, the ability of tenants to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) the loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) our ability to re-lease our properties on the same or better terms, or at all, in the event of non-renewal or in the event we exercise our right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, its ability to do so at attractive prices or at all; (xx) the impact of inflation on us and our tenants; and (xxi) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.

Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 16, 2022, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this supplement to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 15-19 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 58.

Phillips Edison & Company	3

Introductory Notes

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

RECAPITALIZATION
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock was identical to our common stock except that it was not listed on a national securities exchange. Per the terms of the Recapitalization, on January 18, 2022, each share of our Class B common stock automatically converted into one share of our listed common stock.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

Phillips Edison & Company	4

FINANCIAL RESULTS
Quarter Ended March 31, 2022

Earnings Release Unaudited

Phillips Edison & Company Reports
First Quarter 2022 Results and Raises Guidance Midpoint

CINCINNATI - May 5, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $10.1 million, or $0.09 per diluted share, for the three months ended March 31, 2022.

Highlights for the First Quarter Ended March 31, 2022
•Nareit FFO totaled $67.1 million, or $0.52 per diluted share
•Core FFO totaled $72.6 million, or $0.56 per diluted share
•Same-center NOI increased 6.8% versus the first quarter ended March 31, 2021
•Leased portfolio occupancy as of March 31, 2022 was 96.2%
•Comparable new and renewal rent spreads were 34.0% and 14.7%, respectively
•Acquired three grocery-anchored shopping centers for $100.4 million during the quarter
•Net debt to annualized adjusted EBITDAre was 5.7x compared to 5.6x at December 31, 2021

Management Commentary
“We are off to a strong start in 2022,” stated Jeff Edison, chairman and chief executive officer of PECO. “Our team is firing on all cylinders and continues to work hard to deliver excellent results. We achieved robust same-center NOI growth of 6.8%, executed leases with combined new and renewal lease spreads of 18.7%, and expanded our portfolio by acquiring over $100 million of grocery-anchored real estate.”
“Our results for the first quarter are what give us the confidence to raise the low end of our guidance for 2022 Core FFO per share from $2.16 to $2.18 while reaffirming the high end of $2.24.”

Financial Results for the First Quarter Ended March 31, 2022
Net Income
First quarter 2022 net income attributable to stockholders totaled $10.1 million, or $0.09 per diluted share, compared to net income of $0.1 million, or $0.00 per diluted share, during the first quarter of 2021.

Nareit FFO
First quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 49.1% to $67.1 million, or $0.52 per diluted share, from $45.0 million, or $0.42 per diluted share, during the first quarter of 2021.
The increase was driven by an increase in rental income, improvement in collections, as well as a reduction in non-cash expense as a result of the final settlement of the earn-out liability with the issuance of 1.6 million OP units in January 2022.

Core FFO
First quarter 2022 core funds from operations (“Core FFO”) increased 14.2% to $72.6 million, or $0.56 per diluted share, compared to $63.6 million, or $0.59 per diluted share, during the first quarter of 2021.
Results were driven by increased occupancy, improved collections, lower interest costs, and the expansion of the Company’s portfolio. The decrease in the per diluted share metrics was due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.

Phillips Edison & Company	6

Earnings Release Unaudited

Same-Center NOI
First quarter 2022 same-center net operating income (“NOI”) increased 6.8% to $89.8 million compared to $84.1 million during the first quarter of 2021.
Results were driven by an increase in occupancy, improved average base rent per square foot, higher recovery rates, and stronger collections compared to 2021.

Portfolio Overview for the First Quarter Ended March 31, 2022
Portfolio Statistics
As of March 31, 2022, PECO’s wholly-owned portfolio consisted of 269 properties, totaling approximately 30.8 million square feet, located in 31 states. This compared to 278 properties, totaling approximately 31.3 million square feet, located in 31 states as of March 31, 2021.
Leased portfolio occupancy increased to 96.2% at March 31, 2022 compared to 94.8% at March 31, 2021.
Anchor occupancy totaled 98.1% compared to 97.3% at March 31, 2021, and inline occupancy totaled 92.6% compared to 89.8% at March 31, 2021.

Leasing Activity
During the first quarter of 2022, 244 leases (new, renewal, and options) were executed totaling 0.8 million square feet. This compared to 316 leases executed totaling 1.4 million square feet during the first quarter of 2021.
Comparable rent spreads during the first quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 34.0% for new leases, 14.7% for renewal leases (excluding options), and 18.7% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the first quarter of 2022, three properties were acquired for $100.4 million. During the same period, two properties were sold for $13.3 million. First quarter 2022 grocery-anchored shopping center acquisitions included:
•Cascades Overlook, anchored by Harris Teeter, in Sterling, Virginia, part of the Washington D.C.-Arlington MSA;
•Oak Meadows, anchored by Randalls in Georgetown, Texas, near Austin; and
•Shoppes at Avalon, anchored by Publix in Spring Hill, Florida, part of the Tampa MSA.

Balance Sheet Highlights as of March 31, 2022
As of March 31, 2022, PECO had $462.4 million of total liquidity, comprised of $17.5 million of cash, cash equivalents, and restricted cash, plus $444.9 million of borrowing capacity available on its $500 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was 5.7x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.2%, a weighted-average maturity of 5.1 years, and 96.3% of its total debt was fixed-rate debt.
On February 9, 2022, PECO’s Board of Directors (the “Board”) authorized a new $250 million ATM stock offering program. The establishment of the ATM is expected to improve PECO’s access to the equity capital markets.

Phillips Edison & Company	7

Earnings Release Unaudited

Monthly Stockholder Distributions
For the three months ended March 31, 2022, total distributions of $35.3 million were paid to common stockholders and OP unit holders. Distributions paid in January, February, and March were each $0.09 per share. Subsequent to the quarter end, distributions of $0.09 per share were paid in April and May. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to the quarter end, the Board authorized monthly distributions of $0.09 per share payable in June 2022, July 2022, and August 2022 to stockholders of record at the close of business on May 16, 2022, June 15, 2022, and July 15, 2022, respectively.

Updated 2022 Guidance
PECO has updated certain components of its guidance for the year ending December 31, 2022, and the Company is reaffirming its guidance on net acquisitions. The 2022 guidance has been updated to reflect the following:
•Strong new and renewal leasing spreads;
•Accelerated timing of acquisition activity for the year; and
•Anticipated increases in borrowing costs.

	Updated Full Year 2022 Guidance	Initial Full Year 2022 Guidance
Net income per share	$0.29 - $0.35	$0.29 - $0.35
Nareit FFO per share	$2.07 - $2.13	$2.05 - $2.12
Core FFO per share	$2.18 - $2.24	$2.16 - $2.24
Same-Center NOI growth	3.25% - 4.0%	3.0% - 4.0%
Full Year 2022 Guidance
Acquisitions (net of dispositions)	$300 - $400 million
The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.29	$0.35
Depreciation and amortization of real estate assets	1.77	1.78
Gain on sale of real estate assets	(0.01)	(0.02)
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO	$2.07	$2.13
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.02	0.02
Transactions and other	0.05	0.05
Core FFO	$2.18	$2.24

Phillips Edison & Company	8

Earnings Release Unaudited

Conference Call Details
PECO plans to host a conference call and webcast on Friday, May 6, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, May 6, 2022
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (844) 691-1115
International Dial-In Number: (929) 517-0921
Conference ID: 1043799
Webcast link: https://edge.media-server.com/mmc/p/72oawzy8

A webcast replay will be available approximately one hour after the conclusion of the call using the Webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on May 5, 2022 and available on the SEC’s website at www.sec.gov.

Phillips Edison & Company	9

Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended March 31,
	2022	2021

SUMMARY FINANCIAL RESULTS
Total revenues (page 13)	$142,163	$130,381
Net income attributable to stockholders (page 13)	10,079	103
Net income per share - basic and diluted (page 13)	$0.09	$0.00
Same-Center NOI (page 19)	89,814	84,128
Adjusted EBITDAre (page 17)	90,273	84,865
Nareit FFO (page 15)	67,055	44,980
Nareit FFO per share - diluted (page 15)	$0.52	$0.42
Core FFO (page 15)	72,563	63,558
Core FFO per share - diluted (page 15)	$0.56	$0.59

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 19)	71.2%	70.7%
Same-Center NOI change (page 19)(1)	6.8%	(0.9)%

LEASING RESULTS
Comparable rent spreads - new leases (page 39)(2)	34.0%	12.4%
Comparable rent spreads - renewals (page 39)(2)	14.7%	8.0%
Portfolio retention rate	89.7%	88.8%

	As of March 31,
	2022	2021

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding	113,819	—
Class B common stock outstanding	—	93,582
Operating Partnership (OP) units outstanding	14,540	13,368

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties	269	278
GLA - all properties (page 41)	30,813	31,306
Leased occupancy (page 35)	96.2%	94.8%
Economic occupancy (page 35)	95.7%	94.2%
Leased ABR PSF (page 35)	$13.91	$13.05
Leased Anchor ABR PSF (page 35)	$9.78	$9.34
Leased Inline ABR PSF (page 35)	$22.33	$20.82
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

Phillips Edison & Company	10

FINANCIAL SUMMARY
Quarter Ended March 31, 2022

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	March 31, 2022	December 31, 2021

ASSETS
Investment in real estate:
Land and improvements	$1,611,991	$1,586,993
Building and improvements	3,423,548	3,355,433
In-place lease assets	460,127	452,504
Above-market lease assets	69,187	68,736
Total investment in real estate assets	5,564,853	5,463,666
Accumulated depreciation and amortization	(1,161,965)	(1,110,426)
Net investment in real estate assets	4,402,888	4,353,240
Investment in unconsolidated joint ventures	30,491	31,326
Total investment in real estate assets, net	4,433,379	4,384,566
Cash and cash equivalents	5,063	92,585
Restricted cash	12,406	22,944
Goodwill	29,066	29,066
Other assets, net	153,720	138,050
Real estate investments and other assets held for sale	6,547	1,557
Total assets	$4,640,181	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,876,208	$1,891,722
Below-market lease liabilities, net	107,869	107,526
Earn-out liability	—	52,436
Derivative liabilities	2,217	24,096
Deferred income	21,941	19,145
Accounts payable and other liabilities	94,079	97,229
Liabilities of real estate investments held for sale	198	288
Total liabilities	2,102,512	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized	—	—
Common stock, $0.01 par value per share, 650,000 shares authorized	1,138	196
Class B common stock, $0.01 par value per share, 350,000 shares authorized	—	936
Additional paid-in capital	3,276,151	3,264,038
Accumulated other comprehensive loss	(160)	(24,819)
Accumulated deficit	(1,111,673)	(1,090,837)
Total stockholders’ equity	2,165,456	2,149,514
Noncontrolling interests	372,213	326,812
Total equity	2,537,669	2,476,326
Total liabilities and equity	$4,640,181	$4,668,768

Phillips Edison & Company	12

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended March 31,
	2022	2021

REVENUES
Rental income	$138,748	$127,623
Fees and management income	2,461	2,286
Other property income	954	472
Total revenues	142,163	130,381

OPERATING EXPENSES
Property operating	23,320	22,202
Real estate taxes	17,491	16,573
General and administrative	11,532	9,341
Depreciation and amortization	57,226	55,341
Impairment of real estate assets	—	5,000
Total operating expenses	109,569	108,457

OTHER
Interest expense, net	(18,199)	(20,063)
Gain on disposal of property, net	1,368	13,841
Other expense, net	(4,365)	(15,585)
Net income	11,398	117
Net income attributable to noncontrolling interests	(1,319)	(14)
Net income attributable to stockholders	$10,079	$103

EARNINGS PER SHARE OF COMMON STOCK
Net income per share attributable to stockholders - basic and diluted	$0.09	$0.00

Phillips Edison & Company	13

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

REVENUES
Rental income	$138,748	$132,711	$128,826	$130,335	$127,623
Fees and management income	2,461	3,240	2,435	2,374	2,286
Other property income	954	1,110	1,073	361	472
Total revenues	142,163	137,061	132,334	133,070	130,381

OPERATING EXPENSES
Property operating	23,320	27,130	21,608	21,974	22,202
Real estate taxes	17,491	15,619	16,375	16,814	16,573
General and administrative	11,532	15,915	11,627	11,937	9,341
Depreciation and amortization	57,226	55,604	53,901	56,587	55,341
Impairment of real estate assets	—	—	698	1,056	5,000
Total operating expenses	109,569	114,268	104,209	108,368	108,457

OTHER
Interest expense, net	(18,199)	(18,606)	(18,570)	(19,132)	(20,063)
Gain (loss) on disposal of property, net	1,368	(1,257)	14,093	3,744	13,841
Other expense, net	(4,365)	(8,766)	(7,086)	(2,924)	(15,585)
Net income (loss)	11,398	(5,836)	16,562	6,390	117
Net (income) loss attributable to noncontrolling interests	(1,319)	627	(1,929)	(796)	(14)
Net income (loss) attributable to stockholders	$10,079	$(5,209)	$14,633	$5,594	$103

EARNINGS PER SHARE OF COMMON STOCK
Net income (loss) per share attributable to stockholders - basic and diluted	$0.09	$(0.05)	$0.13	$0.06	$0.00

Phillips Edison & Company	14

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended March 31,
	2022	2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income	$11,398	$117
Adjustments:
Depreciation and amortization of real estate assets	56,320	54,341
Impairment of real estate assets	—	5,000
Gain on disposal of property, net	(1,368)	(13,841)
Adjustments related to unconsolidated joint ventures	705	(637)
Nareit FFO attributable to stockholders and OP unit holders	$67,055	$44,980

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$67,055	$44,980
Adjustments:
Depreciation and amortization of corporate assets	906	1,000
Change in fair value of earn-out liability	1,809	16,000
Transaction and acquisition expenses	2,045	141
Loss on extinguishment or modification of debt and other, net	900	691
Amortization of unconsolidated joint venture basis differences	44	746
Realized performance incentive	(196)	—
Core FFO	$72,563	$63,558

ADJUSTED FFO
Core FFO	$72,563	$63,558
Adjustments:
Straight-line and non-cash adjustments	(1,432)	(682)
Capital expenditures and leasing commissions(1)	(13,776)	(7,314)
Non-cash share-based compensation expense	2,233	1,513
Adjustments related to unconsolidated joint ventures	(92)	(196)
Adjusted FFO	$59,496	$56,879

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted(2)	128,503	106,995
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.52	$0.42
Core FFO per share - diluted	$0.56	$0.59
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share for the three months ended March 31, 2022 and 2021, and, accordingly, their impact was included in the weighted-average shares of common stock used in their respective per share calculations.

Phillips Edison & Company	15

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$11,398	$(5,836)	$16,562	$6,390	$117
Adjustments:
Depreciation and amortization of real estate assets	56,320	54,585	52,984	55,654	54,341
Impairment of real estate assets	—	—	698	1,056	5,000
(Gain) loss on disposal of property, net	(1,368)	1,257	(14,093)	(3,744)	(13,841)
Adjustments related to unconsolidated joint ventures	705	(604)	776	537	(637)
Nareit FFO attributable to stockholders and OP unit holders	$67,055	$49,402	$56,927	$59,893	$44,980

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$67,055	$49,402	$56,927	$59,893	$44,980
Adjustments:
Depreciation and amortization of corporate assets	906	1,019	917	933	1,000
Change in fair value of earn-out liability	1,809	7,436	5,000	2,000	16,000
Transaction and acquisition expenses	2,045	2,513	1,775	934	141
Loss on extinguishment or modification of debt and other, net	900	808	1,674	419	691
Amortization of unconsolidated joint venture basis differences	44	262	80	79	746
Realized performance income	(196)	(675)	—	—	—
Core FFO	$72,563	$60,765	$66,373	$64,258	$63,558

ADJUSTED FFO
Core FFO	$72,563	$60,765	$66,373	$64,258	$63,558
Adjustments:
Straight-line and non-cash adjustments	(1,432)	(1,944)	(1,866)	(2,256)	(682)
Capital expenditures and leasing commissions(1)	(13,776)	(21,162)	(12,639)	(10,894)	(7,314)
Non-cash share-based compensation expense	2,233	5,826	2,455	3,736	1,513
Adjustments related to unconsolidated joint ventures	(92)	(236)	(183)	(168)	(196)
Adjusted FFO	$59,496	$43,249	$54,140	$54,676	$56,879

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted(2)	128,503	128,139	122,573	107,175	106,995
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.52	$0.39	$0.46	$0.56	$0.42
Core FFO per share - diluted	$0.56	$0.47	$0.54	$0.60	$0.59
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share, which may result in a different number of shares in periods of net loss for GAAP as their impact would be anti-dilutive.

Phillips Edison & Company	16

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended March 31,
	2022	2021

CALCULATION OF EBITDAre
Net income	$11,398	$117
Adjustments:
Depreciation and amortization	57,226	55,341
Interest expense, net	18,199	20,063
Gain on disposal of property, net	(1,368)	(13,841)
Impairment of real estate assets	—	5,000
Federal, state, and local tax expense	97	166
Adjustments related to unconsolidated joint ventures	1,019	1,132
EBITDAre	$86,571	$67,978

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$86,571	$67,978
Adjustments:
Change in fair value of earn-out liability	1,809	16,000
Transaction and acquisition expenses	2,045	141
Amortization of unconsolidated joint venture basis differences	44	746
Realized performance income	(196)	—
Adjusted EBITDAre	$90,273	$84,865

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

CALCULATION OF EBITDAre
Net income (loss)	$11,398	$(5,836)	$16,562	$6,390	$117
Adjustments:
Depreciation and amortization	57,226	55,604	53,901	56,587	55,341
Interest expense, net	18,199	18,606	18,570	19,132	20,063
(Gain) loss on disposal of property, net	(1,368)	1,257	(14,093)	(3,744)	(13,841)
Impairment of real estate assets	—	—	698	1,056	5,000
Federal, state, and local tax expense (income)	97	(169)	165	165	166
Adjustments related to unconsolidated joint ventures	1,019	(273)	1,107	(535)	1,132
EBITDAre	$86,571	$69,189	$76,910	$79,051	$67,978

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$86,571	$69,189	$76,910	$79,051	$67,978
Adjustments:
Change in fair value of earn-out liability	1,809	7,436	5,000	2,000	16,000
Transaction and acquisition expenses	2,045	2,513	1,775	934	141
Amortization of unconsolidated joint venture basis differences	44	262	80	79	746
Realized performance income	(196)	(675)	—	—	—
Adjusted EBITDAre	$90,273	$78,725	$83,765	$82,064	$84,865

Phillips Edison & Company	18

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended March 31,		Favorable (Unfavorable) % Change
	2022	2021
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$94,626	$89,824
Tenant recovery income	31,481	30,172
Reserves for uncollectibility(3)	(770)	(1,546)
Other property income	747	462
Total revenues	126,084	118,912	6.0%
Operating expenses:
Property operating expenses	19,813	18,751
Real estate taxes	16,457	16,033
Total operating expenses	36,270	34,784	(4.3)%
Total Same-Center NOI	$89,814	$84,128	6.8%

Same-Center NOI margin	71.2%	70.7%

(1)Same-center NOI represents the NOI for the 256 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended March 31,
	2022	2021
SAME-CENTER NOI RECONCILIATION TO NET INCOME
Net income	$11,398	$117
Adjusted to exclude:
Fees and management income	(2,461)	(2,286)
Straight-line rental income(1)	(1,809)	(1,422)
Net amortization of above- and below-market leases	(1,002)	(838)
Lease buyout income	(1,965)	(797)
General and administrative expenses	11,532	9,341
Depreciation and amortization	57,226	55,341
Impairment of real estate assets	—	5,000
Interest expense, net	18,199	20,063
Gain on disposal of property, net	(1,368)	(13,841)
Other expense, net	4,365	15,585
Property operating expenses related to fees and management income	1,070	816
NOI for real estate investments	95,185	87,079
Less: Non-same-center NOI(2)	(5,371)	(2,951)
Total Same-Center NOI	$89,814	$84,128
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	19

Joint Venture Portfolio and Financial Summary Unaudited, dollars and square feet in thousands

UNCONSOLIDATED JOINT VENTURE PORTFOLIO SUMMARY

		As of March 31, 2022
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$30,090	2,210
Necessity Retail Partners ("NRP")	TPG Real Estate affiliate	20%	1	2,270	116

UNCONSOLIDATED JOINT VENTURE FINANCIAL SUMMARY

	As of March 31, 2022
	GRP I	NRP
Total assets	$386,613	$25,311
Gross debt	174,026	15,315
Pro rata share of debt	24,358		3,063

		Three Months Ended March 31, 2022
		GRP I	NRP
Pro rata share of Nareit FFO(1)		$677	$17
Pro rata share of NOI(1)		985	113
(1)PECO's shares of our unconsolidated joint ventures' Nareit FFO and NOI results are all calculated based upon the respective ownership percentages presented in Unconsolidated Joint Venture Portfolio Summary table above.

Phillips Edison & Company	20

Supplemental Balance Sheets Detail Unaudited, in thousands

	March 31, 2022	December 31, 2021

OTHER ASSETS, NET
Deferred leasing commissions and costs	$45,688	$44,968
Deferred financing expenses(1)	4,898	4,898
Office equipment, capital lease assets, and other	25,833	24,823
Corporate intangible assets	6,690	6,706
Total depreciable and amortizable assets	83,109	81,395
Accumulated depreciation and amortization	(42,867)	(41,236)
Net depreciable and amortizable assets	40,242	40,159
Accounts receivable, net(2)	39,002	36,762
Accounts receivable - affiliates	638	711
Deferred rent receivable, net(3)	41,756	40,212
Derivative assets	5,365	—
Prepaid expenses and other	18,528	11,655
Investment in third parties	3,000	3,000
Investment in marketable securities	5,189	5,551
Total other assets, net(4)	$153,720	$138,050

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Accounts payable trade and other accruals	$31,877	$30,434
Accrued real estate taxes	25,846	22,833
Security deposits	13,021	12,667
Distribution accrual	1,346	1,548
Accrued compensation	6,374	16,331
Accrued interest	9,085	6,969
Capital expenditure accrual	6,485	6,443
Accrued income taxes and deferred tax liabilities, net	45	4
Total accounts payable and other liabilities(4)	$94,079	$97,229
(1)Deferred financing expenses per the above table are related to our revolving credit facility, and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $4.1 million and $3.5 million of general reserves for uncollectible amounts as of March 31, 2022 and December 31, 2021, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $7.3 million and $9.2 million as of March 31, 2022 and December 31, 2021, respectively.
(3)Net of $5.8 million and $4.7 million of receivables removed as of March 31, 2022 and December 31, 2021, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of March 31, 2022 and December 31, 2021.

Phillips Edison & Company	21

Supplemental Statements of Operations Detail Unaudited, in thousands

	Three Months Ended March 31,
	2022	2021

REVENUES
Rental income(1)	$101,132	$94,648
Recovery income(1)	33,845	31,719
Straight-line rent amortization	1,695	1,369
Amortization of lease assets	992	827
Lease buyout income	1,964	797
Adjustments for collectibility(2)(3)	(880)	(1,737)
Fees and management income	2,461	2,286
Other property income	954	472
Total revenues	$142,163	$130,381
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy Neighbors.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on revolving credit facility, net	$247	$228
Interest on unsecured term loans and senior notes, net	9,916	10,633
Interest on secured debt	5,531	6,780
Loss on extinguishment or modification of debt and other, net	900	691
Non-cash amortization and other(1)	1,605	1,731
Total interest expense, net	$18,199	$20,063
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.

OTHER EXPENSE, NET
Change in fair value of earn-out liability	$(1,809)	$(16,000)
Equity in net (loss) income of unconsolidated joint ventures	(54)	714
Transaction and acquisitions expenses	(2,045)	(141)
Federal, state, and local tax expense	(97)	(166)
Other	(360)	8
Total other expense, net	$(4,365)	$(15,585)

Phillips Edison & Company	22

Capital Expenditures Unaudited, in thousands

	Three Months Ended March 31,
	2022	2021

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$1,797	$848
Tenant improvements	7,260	3,741
Redevelopment and development	7,994	8,098
Total capital expenditures for real estate	$17,051	$12,687
Corporate asset capital expenditures	918	439
Capitalized indirect costs(2)	639	411
Total capital spending activity	$18,608	$13,537

Cash paid for leasing commissions	$2,110	$2,817
(1)Includes landlord work.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	23

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP DEVELOPMENT
Point Loomis	Milwaukee, WI	Construction of a 7K SF multi-tenant outparcel 100% leased with Spectrum, Tropical Smoothie Cafe, Dunkin Donuts	Q1 2022	$1,742	$758	$2,500
Shaw's Plaza Raynham	Raynham, MA	Outparcel Ground Lease 100% leased with Popeyes	Q2 2022	726	48	774
Market Walk	Savannah, GA	Construction of a 5K SF multi-tenant outparcel 100% leased with Postal Annex, Hideaway Bar & Grill, L and L Hawaiian BBQ	Q2 2022	1,566	152	1,718
Plaza 23	Pompton Plains, NJ	Construction of a 6K SF multi-tenant outparcel 100% leased with Tropical Smoothie Cafe, Optimum, Just Salads	Q2 2022	2,799	103	2,902
Plaza 23	Pompton Plains, NJ	Construction of a 3K SF single tenant outparcel 100% leased with Popeyes	Q2 2022	1,726	—	1,726
Murphy Marketplace	Murphy, TX	Construction of a 9K SF multi-tenant outparcel 68% leased with Sweetwaters Coffee & Tea, Cinnaholic, America's Best Contacts and Eyeglasses	Q3 2022	2,212	287	2,500
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion 25% leased with Edward Jones.	Q3 2022	1,028	478	1,506
Hilander Village	Roscoe, IL	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	792	769	1,560
Shoregate Town Center	Willowick, OH	Construction of a 12K SF multi-tenant outparcel 49% leased with Starbucks, Be Smoothie, Chipotle	Q3 2022	2,957	735	3,692
Riverlakes Village	Bakersfield, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	516	1,137	1,652
Cinco Ranch at Market Center	Katy, TX	Construction of a 7K SF multi-tenant outparcel 54% leased with Chipotle & Floyd's 99 Barbershop	Q4 2022	1,441	2,812	4,253

Total				$17,505	$7,279	$24,783	8%-10%

Phillips Edison & Company	24

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield
REDEVELOPMENT
Hamilton Village	Chattanooga, TN	Remerchandise former Steinmart box and additional GLA with Gabe's	Q1 2022	$652	$402	$1,053
College Plaza	Normal, IL	Remerchandise former Fresh Market with Sierra Trading	Q2 2022	1,564	606	2,169
Alameda Crossing	Avondale, AZ	Purchase and repositioning of single tenant outparcel into multi-tenant. 100% leased with Pacific Dental, Nektar, Rosies Taco Shop	Q2 2022	2,602	346	2,948
Harbour Village	Jacksonville, FL	Remerchandise former Steinmart with Crunch Fitness	Q3 2022	1,165	395	1,560
Sudbury Crossing	Sudbury, MA	Remerchandise former Rite Aid with Goddard School	Q3 2022	2,651	1,217	3,868
South Oaks Plaza	St. Louis, MO	Remerchandise former Shop N Save with Kloss Furniture	Q3 2022	640	1,487	2,127
Rockledge Square	Rockledge, FL	Demolish and rebuild Publix	Q4 2022	4,388	1,330	5,718
Mayfair Village	Hurst, TX	Remerchandise former Steinmart with Ollie's	Q4 2022	127	666	792
Loganville Town Center	Loganville, GA	Purchase and repositioning of single tenant outparcel into multi-tenant.	Q2 2023	1,740	1,538	3,278

Total				$15,529	$7,987	$23,513	9%-15%
All Projects Total				$33,034	$15,266	$48,296	10%-12%
(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control.

Phillips Edison & Company	25

Capitalization and Debt Ratios Unaudited, in thousands (excluding per share amounts and leverage ratios)

	March 31, 2022	December 31, 2021

EQUITY CAPITALIZATION
Common stock outstanding	113,819	19,550
Class B common stock outstanding	—	93,665
OP units outstanding	14,540	13,389
Total shares and units outstanding	128,359	126,604
Share price	$34.39	$33.04
Total equity market capitalization	$4,414,266	$4,182,996

DEBT
Debt obligations, net	$1,876,208	$1,891,722
Add: Discount on notes payable	7,512	7,680
Add: Market debt adjustments, net	1,546	1,530
Add: Deferred financing expenses, net	12,301	13,150
Total debt - gross	1,897,567	1,914,082
Less: Cash and cash equivalents	5,063	92,585
Total net debt - consolidated	1,892,504	1,821,497
Add: Prorated share from unconsolidated joint ventures	26,977	26,898
Total net debt	$1,919,481	$1,848,395

ENTERPRISE VALUE
Total net debt	$1,919,481	$1,848,395
Total equity market capitalization	4,414,266	4,182,996
Total enterprise value	$6,333,747	$6,031,391

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,919,481	$1,848,395
Adjusted EBITDAre - annualized(1)	334,827	329,419
Net debt to Adjusted EBITDAre - annualized	5.7x	5.6x

Net debt to total enterprise value:
Net debt	$1,919,481	$1,848,395
Total enterprise value	6,333,747	6,031,391
Net debt to total enterprise value	30.3%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	26

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$150,805	3.5% - 6.4%	2022 - 2031	8%
Secured pool due 2027 (15 assets)	195,000	3.5%	2027	10%
Secured pool due 2030 (16 assets)	200,000	3.4%	2030	11%
Total secured debt	$545,805			29%

UNSECURED DEBT
Revolving credit facility	$46,000	LIBOR + 1.1%	2026	2%
Term loan due 2024	100,000	LIBOR + 1.3%	2024	5%
Term loan due 2024	200,000	LIBOR + 1.3%	2024	11%
Term loan due 2024	175,000	LIBOR + 1.3%	2024	9%
Term loan due 2025	240,000	LIBOR + 1.2%	2025	13%
Term loan due 2026	240,000	LIBOR + 1.2%	2026	13%
Senior unsecured note due 2031	350,000	2.6%	2031	18%
Total unsecured debt	$1,351,000			71%

Finance leases, net	762

Total debt obligations	$1,897,567

Assumed market debt adjustments, net	$(1,546)
Discount on notes payable	(7,512)
Deferred financing expenses, net	(12,301)
Debt obligations, net	$1,876,208

	Notional Amount	Fixed LIBOR

INTEREST RATE SWAPS
Interest rate swap expiring April 2022	$175,000	2.0%
Interest rate swap expiring September 2023	255,000	1.3%
Interest rate swap expiring September 2024	200,000	2.2%
Interest rate swap expiring October 2024	175,000	2.2%
Interest rate swap expiring November 2025	125,000	2.9%
Total notional amount	$930,000

Phillips Edison & Company	27

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Senior Unsecured Notes	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2022	$3,791	$10,710	$—	$—	$—	$—	$14,501	$—	$14,501	4.2%
2023	4,042	46,340	—	—	—	—	50,382	3,063	53,445	4.6%
2024	2,996	25,130	—	475,000	—	—	503,126	—	503,126	3.0%
2025	1,957	25,920	—	240,000	—	—	267,877	—	267,877	3.5%
2026	1,908	—	—	240,000	—	46,000	287,908	24,358	312,266	3.2%
2027	1,905	3,690	195,000	—	—	—	200,595	—	200,595	3.6%
2028	767	16,600	—	—	—	—	17,367	—	17,367	4.8%
2029	805	—	—	—	—	—	805	—	805	—%
2030	844	—	200,000	—	—	—	200,844	—	200,844	3.4%
2031	560	2,840	—	—	350,000	—	353,400	—	353,400	2.7%
Net debt market adjustments / discounts / issuance costs	—	—	—	—	—	—	(21,359)	(1,035)	(22,394)	N/A
Finance leases	—	—	—	—	—	—	762	—	762	N/A
Total(2)	$19,575	$131,230	$395,000	$955,000	$350,000	$46,000	$1,876,208	$26,386	$1,902,594	3.2%

			Weighted-Average
	Total Debt	Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,825,805	94.9%	3.3%	7.2
Variable rate debt	71,000	3.7%	1.6%	3.2
Net debt premiums / issuance costs	(21,359)	N/A	N/A	N/A
Finance leases	762	N/A	N/A	N/A
Total consolidated debt	$1,876,208	98.6%	3.2%	5.1
Pro rata share of JV Debt	27,421	1.4%	3.4%	4.2
Net debt premiums / issuance costs of JV Debt	(1,035)	N/A	N/A	N/A
Total consolidated + JV debt	$1,902,594	100.0%	3.2%	5.1
(1)Excludes the impact of subsequent debt activity and includes the impact of $930,000 of interest rate swaps with a weighted-average LIBOR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	28

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2024, 2025, AND 2026
	Covenant	March 31, 2022
LEVERAGE RATIO
Total Indebtedness		$1,932,239
Total Asset Value		$6,037,117
Leverage Ratio	=<60%	32.0%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$573,988
Total Asset Value		$6,037,117
Secured Leverage Ratio	=<35%	9.5%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$317,627
Total Fixed Charges		$75,474
Fixed Charge Coverage Ratio	>1.5x	4.21x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,361,399
Unencumbered Asset Value		$4,651,705
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	29.3%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$300,323
Interest Expense for Unsecured Indebtedness		$41,647
Unencumbered NOI to Interest Expense	>=1.75x	7.21x

DIVIDEND PAYOUT RATIO
Distributions		$128,124
Funds From Operations		$268,273
Dividend Payout Ratio	<95%	47.8%

SENIOR UNSECURED NOTES DUE 2031
	Covenant	March 31, 2022
AGGREGATE DEBT TEST
Total Indebtedness		$1,906,620
Total Asset Value		$5,532,219
Aggregate Debt Test	<65%	34.5%

SECURED DEBT TEST
Total Secured Indebtedness		$546,567
Total Asset Value		$5,532,219
Secured Debt Test	<40%	9.9%

DEBT SERVICE TEST
Consolidated EBITDA		$338,354
Annual Debt Service Charge		$66,896
Debt Service Test	>1.5x	5.06x

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS
Unencumbered Asset Value		$4,408,590
Total Unsecured Indebtedness		$1,360,053
MAINTENANCE OF TOTAL UNENCUMBERED ASSETS	>150%	324%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	29

TRANSACTIONAL SUMMARY
Quarter Ended March 31, 2022

Acquisition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Grocery Anchor
1/14/2022	Cascades Overlook	Sterling, VA	150,843	$60,000	91.0%	Harris Teeter
2/1/2022	Oak Meadows	Georgetown, TX	78,841	22,900	92.4%	Randalls
2/14/2022	Shoppes at Avalon	Spring Hill, FL	62,786	17,500	93.3%	Publix
Total acquisitions			292,470	$100,400

Weighted-average cap rate(1)		5.8%

Disposition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Grocery Anchor
1/12/2022	Barnwell Plaza	Barnwell, SC	73,612	$1,350	N/A	N/A
3/4/2022	Melbourne Village Plaza	Melbourne, FL	127,705	11,975	95.1%	N/A
Total dispositions			201,317	$13,325

Weighted-average cap rate(1)		9.1%

(1) Weighted average cap rates exclude non-income producing assets.

Phillips Edison & Company	31

PORTFOLIO SUMMARY
Quarter Ended March 31, 2022

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of March 31, 2022

PORTFOLIO OVERVIEW:
Number of shopping centers	269
Number of states	31
Total GLA	30,813
Average shopping center GLA	115
Total ABR	$412,518
Total ABR from necessity-based goods and services(1)	71.7%
Percent of ABR from non-grocery anchors	13.2%
Percent of ABR from inline spaces	52.9%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	97.3%
Percent of ABR from grocery anchors	33.9%
Percent of occupied GLA leased to grocery Neighbors	48.0%
Grocer health ratio(2)	2.3%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	86.7%
Average annual sales per square foot of reporting grocers	$631
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	96.2%
Anchor spaces	98.1%
Inline spaces	92.6%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.5
Grocery anchor spaces	4.7
Non-grocery anchor spaces	5.0
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	89.7%
Anchor spaces	95.7%
Inline spaces	77.6%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$13.91
Anchor spaces	$9.78
Inline spaces	$22.33
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint ventures.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of March 31, 2022. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 21.1, 31.9, 16.5, and 8.1, respectively.
(4)For the three months ended March 31, 2022.

Phillips Edison & Company	33

Necessity Retail and Services Unaudited

As of March 31, 2022
NECESSITY RETAIL AND SERVICES
Grocery	33.9%
Quick service - restaurant	10.3%
Beauty and hair care	5.1%
Health care services	4.2%
Banks, insurance, and government services	3.9%
Medical/pharmacy	2.6%
Dollar stores	2.3%
Pet supply	1.8%
Hardware/automotive	1.6%
Telecommunications/cell phone services	1.6%
Wine, beer, and liquor	1.5%
Education and training	1.5%
Other Necessity-based	1.4%
Total ABR from Necessity-based goods and services	71.7%

OTHER RETAIL STORES
Soft goods(1)	12.8%
Full service - restaurant	6.7%
Fitness and lifestyle services(2)	5.2%
Other retail(3)	3.6%
Total ABR from other retail stores	28.3%
Total ABR	100.0%
(1)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(2)Includes ABR contribution of 3% from fitness Neighbors.
(3)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	34

Occupancy and ABR Unaudited

	Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

OCCUPANCY
Leased Basis
Anchor	98.1%	98.1%	97.6%	96.8%	97.3%
Inline	92.6%	92.7%	91.9%	90.6%	89.8%
Total leased occupancy	96.2%	96.3%	95.6%	94.7%	94.8%

Economic Basis
Anchor	97.7%	97.1%	96.6%	96.3%	97.0%
Inline	92.0%	91.9%	90.8%	89.7%	88.7%
Total economic occupancy	95.7%	95.3%	94.7%	94.1%	94.2%

ABR
Leased Basis - $
Anchor	$194,456	$192,613	$185,491	$185,346	$187,530
Inline	218,062	212,668	202,781	199,570	199,441
Total ABR	$412,518	$405,281	$388,272	$384,916	$386,971

Leased Basis - PSF
Anchor	$9.78	$9.70	$9.44	$9.41	$9.34
Inline	$22.33	$21.95	$21.41	$21.10	$20.82
Total ABR PSF	$13.91	$13.71	$13.33	$13.21	$13.05

Phillips Edison & Company	35

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry's Food Stores, Quality Food Centers, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less, Metro Market	55	6	$27,411	6.6%	3,366
2	Publix	Publix	48	9	23,621	5.7%	2,314
3	Albertsons	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's Supermarket, Tom Thumb, United Supermarkets, Market Street United, Randalls	29	2	18,215	4.4%	1,709
4	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	23	—	17,662	4.2%	1,249
5	Walmart	Walmart, Walmart Neighborhood Market	13	—	8,933	2.1%	1,770
6	Giant Eagle	Giant Eagle	11	1	7,732	1.9%	828
7	Sprouts Farmers Market	Sprouts Farmers Market	14	—	6,494	1.6%	421
8	TJX Companies	T.J. Maxx, HomeGoods, Marshalls, Sierra Trading	16	—	5,500	1.3%	465
9	Raley's	Raley's	4	—	3,884	0.9%	253
10	Dollar Tree	Dollar Tree, Family Dollar	31	4	3,265	0.8%	329
11	SUPERVALU	Cub Foods	5	—	3,244	0.8%	336
12	Subway Group	Subway	66	4	2,516	0.6%	99
13	Lowe's	Lowe's	3	1	2,469	0.6%	369
14	Anytime Fitness, Inc.	Anytime Fitness	29	2	2,366	0.6%	150
15	Kohl's Corporation	Kohl's	4	—	2,241	0.5%	365
16	Food 4 Less (PAQ)	Food 4 Less	2	—	2,215	0.5%	119
17	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.5%	258
18	Petco Animal Supplies, Inc.	Petco	10	1	2,136	0.5%	127
19	Franchise Group, Inc.	Pet Supplies Plus, Liberty Tax	22	2	2,084	0.5%	145
20	United Parcel Service	The UPS Store	54	8	2,013	0.5%	79
21	Wells Fargo Financial	Wells Fargo Bank	13	1	2,000	0.5%	44
22	Great Clips, Inc.	Great Clips	60	7	1,984	0.5%	76
23	Price Chopper	Price Chopper	3	—	1,938	0.5%	204
24	Trader Joe's	Trader Joe's	7	—	1,916	0.4%	94
25	H&R Block, Inc.	H&R Block	52	2	1,909	0.4%	94
	Total		579	50	$155,922	37.4%	15,263
(1)Includes the prorated portion owned through our unconsolidated joint ventures.

Phillips Edison & Company	36

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet
by Neighbor Type
National &
Regional:
35.3%
Grocery:
48.0%
Local: 16.7%

ABR
by Neighbor Type
Grocery:
33.9%
National &
Regional:
41.2%
Local:
24.9%

Leased Square Feet by Neighbor Industry

Grocery: 48.0%
Retail Stores: 24.0%
Services: 18.5%
Restaurant: 9.5%

ABR
by Neighbor Industry
Retail Stores: 22.2%
Grocery: 33.9%
Services: 27.0%
Restaurant: 16.9%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our unconsolidated joint ventures.

Phillips Edison & Company	37

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$50,763	12.2%	$13.66	3,978	12.8%	93.4%	50
California	44,579	10.7%	19.70	2,345	7.5%	96.5%	25
Georgia	36,119	8.7%	12.84	2,850	9.2%	98.7%	29
Texas	33,963	8.2%	16.73	2,114	6.8%	96.0%	18
Ohio	26,163	6.3%	10.44	2,601	8.4%	96.3%	21
Colorado	23,815	5.7%	17.37	1,408	4.5%	97.4%	12
Illinois	23,527	5.7%	15.24	1,635	5.2%	94.4%	14
Virginia	20,989	5.0%	16.18	1,363	4.4%	95.2%	13
Massachusetts	15,996	3.8%	14.41	1,146	3.7%	96.8%	9
Minnesota	13,879	3.3%	13.30	1,072	3.4%	97.3%	11
Pennsylvania	11,945	2.9%	12.15	1,004	3.2%	98.0%	6
Wisconsin	11,808	2.8%	11.17	1,061	3.4%	99.6%	9
Arizona	10,032	2.4%	13.97	736	2.4%	97.5%	6
South Carolina	9,375	2.2%	11.17	867	2.8%	96.7%	8
Maryland	9,234	2.2%	20.27	467	1.5%	97.5%	4
Nevada	8,782	2.1%	18.88	475	1.5%	98.0%	4
North Carolina	7,807	1.9%	12.21	659	2.1%	97.1%	10
Indiana	6,793	1.6%	8.64	832	2.7%	94.5%	5
Michigan	6,770	1.6%	9.43	723	2.3%	99.2%	5
Tennessee	5,884	1.4%	8.54	692	2.2%	99.6%	4
Connecticut	5,629	1.3%	13.89	420	1.3%	96.5%	4
New Mexico	5,408	1.3%	14.22	404	1.3%	94.2%	3
Kentucky	4,991	1.2%	10.15	502	1.6%	98.0%	3
Oregon	4,692	1.1%	15.24	314	1.0%	98.1%	4
Kansas	4,381	1.1%	12.00	376	1.2%	97.0%	3
New Jersey	4,117	1.0%	24.29	169	0.5%	100.0%	1
Washington	2,807	0.7%	16.24	173	0.6%	100.0%	2
Missouri	2,623	0.6%	11.99	222	0.7%	98.7%	2
Iowa	2,160	0.5%	8.47	360	1.2%	70.9%	3
New York	1,701	0.4%	11.05	163	0.5%	94.2%	1
Utah	451	0.1%	30.97	15	0.1%	100.0%	1
Total	$417,183	100.0%	$13.92	31,146	100.0%	96.2%	290
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	38

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q1 2022	244	776	$14,188	$18.29	5.1	$7.63	186	$2.38	14.6%
Q4 2021	253	1,399	19,413	13.88	5.8	8.03	176	1.07	8.8%
Q3 2021	268	1,405	20,254	14.42	6.3	6.32	185	0.94	7.1%
Q2 2021	298	1,390	19,233	13.84	5.9	5.74	231	1.02	8.5%
Total	1,063	4,970	73,089	14.71	5.9	6.84	778	1.22	9.1%

NEW LEASES
Q1 2022	92	257	$4,941	$19.25	6.8	$21.93	34	$6.32	34.0%
Q4 2021	121	446	7,259	16.29	8.3	23.85	44	2.53	18.3%
Q3 2021	140	551	9,172	16.63	8.6	16.23	57	2.83	14.1%
Q2 2021	124	341	6,338	18.57	7.2	20.52	57	2.91	18.5%
Total	477	1,594	27,710	17.38	7.9	20.20	192	3.30	23.5%

RENEWAL LEASES
Q1 2022	128	292	$6,514	$22.27	3.9	$0.99	128	$2.85	14.7%
Q4 2021	108	591	7,324	12.40	4.5	1.29	108	0.90	7.8%
Q3 2021	97	334	6,201	18.56	5.4	0.47	97	1.51	8.9%
Q2 2021	155	528	8,773	16.62	5.4	0.63	155	1.23	8.0%
Total	488	1,745	28,812	16.51	4.8	0.88	488	1.44	9.6%

OPTION LEASES
Q1 2022	24	227	$2,733	$12.06	4.9	$—	24	$0.42	3.6%
Q4 2021	24	361	4,830	13.32	5.0	0.01	24	0.72	5.8%
Q3 2021	31	520	4,881	9.40	5.0	—	31	0.15	1.6%
Q2 2021	19	521	4,122	7.91	5.4	1.05	19	0.25	3.3%
Total	98	1,629	16,566	10.17	5.1	0.34	98	0.35	3.5%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	39

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	63	166	0.6%	$18.28	0.7%
2022	435	1,697	5.7%	13.71	5.6%
2023	724	3,724	12.4%	13.99	12.5%
2024	807	4,345	14.5%	13.29	13.8%
2025	723	4,548	15.2%	13.34	14.5%
2026	829	4,536	15.1%	14.50	15.8%
2027	537	3,260	10.9%	13.38	10.5%
2028	267	1,682	5.6%	14.56	5.9%
2029	190	1,641	5.5%	14.22	5.6%
2030	132	1,109	3.7%	15.61	4.2%
2031	170	1,070	3.5%	16.52	4.2%
2032 +	199	2,199	7.3%	12.80	6.7%
Total leases	5,076	29,977	100.0%	$13.92	100.0%

ANCHOR LEASES
MTM	2	36	0.1%	$7.90	0.1%
2022	25	895	3.0%	8.16	1.7%
2023	64	2,304	7.7%	9.50	5.2%
2024	81	2,804	9.3%	9.00	6.1%
2025	85	3,289	11.0%	9.64	7.6%
2026	79	2,954	9.9%	10.03	7.1%
2027	64	2,195	7.3%	9.09	4.8%
2028	26	1,136	3.8%	10.02	2.7%
2029	30	1,237	4.1%	11.02	3.3%
2030	20	795	2.7%	12.99	2.5%
2031	26	698	2.3%	11.89	2.0%
2032 +	41	1,763	5.9%	9.69	4.1%
Anchor leases	543	20,106	67.1%	$9.78	47.2%

INLINE LEASES
MTM	61	130	0.5%	$21.16	0.6%
2022	410	802	2.7%	19.90	3.9%
2023	660	1,420	4.7%	21.28	7.3%
2024	726	1,541	5.2%	21.10	7.7%
2025	638	1,259	4.2%	23.00	6.9%
2026	750	1,582	5.2%	22.86	8.7%
2027	473	1,065	3.6%	22.23	5.7%
2028	241	546	1.8%	23.97	3.2%
2029	160	404	1.4%	24.00	2.3%
2030	112	314	1.0%	22.25	1.7%
2031	144	372	1.2%	25.21	2.2%
2032 +	158	436	1.4%	25.36	2.6%
Inline leases	4,533	9,871	32.9%	$22.33	52.8%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint ventures.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	40

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$893	$10.12	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006	141,721	100.0%	2,536	17.90	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980	63,637	100.0%	1,440	22.62	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	87.5%	1,236	16.75	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982	257,739	98.8%	3,142	12.34	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970	100,437	95.5%	785	8.19	Fry's Food Stores	Retail Mayhem
Antelope Marketplace	Antelope, CA	20%	Sacramento-Roseville-Folsom, CA	1992	115,522	96.8%	2,270	20.30	Bel Air Market	24 Hour Fitness
Atwater Marketplace(1)	Atwater, CA	100%	N/A		—	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	100.0%	2,191	23.54	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	100.0%	2,268	15.87	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,794	21.77	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	96.1%	1,989	14.65	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989	74,616	91.9%	763	11.13	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006	59,796	94.8%	1,463	25.79	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,776	18.61	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	97.3%	1,565	16.86	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992	89,188	100.0%	1,758	19.71	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	96.5%	2,264	15.36	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	1,885	17.08	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	2,574	26.37	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	92,212	100.0%	1,896	20.56	Vons	N/A

Phillips Edison & Company	41

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996	93,337	96.6%	$2,684	$29.76	Sprouts Farmers Market	BevMo!
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	89.2%	1,986	18.36	Food Maxx	Panera Bread
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	110,626	98.1%	2,066	19.03	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	91.3%	1,746	23.83	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004	136,020	97.1%	2,870	21.73	Raley's	N/A
Town & Country Village	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	1950 / 2004	216,192	89.8%	3,822	19.69	Sprouts Farmers Market; Trader Joe's	T.J.Maxx; Ross Dress for Less; Bed Bath & Beyond; Ulta
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	100.0%	2,455	23.24	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	617	29.23	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	91.0%	809	10.66	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	884	32.17	Save Mart (shadow)	N/A
Arapahoe Marketplace	Greenwood Village, CO	100%	Denver-Aurora-Lakewood, CO	1977 / 1989	191,761	100.0%	4,346	22.66	Sprouts Farmers Market	The Tile Shop; Molly's Spirits; Crunch Fitness; Office Depot
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	96.0%	1,220	12.24	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	100.0%	2,778	19.39	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983	53,988	88.8%	1,098	22.88	Kings Soopers (shadow)	N/A
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	100.0%	1,820	15.44	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	95.8%	1,233	14.28	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	213,077	92.7%	3,506	17.75	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,102	15.08	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	98.1%	1,427	14.31	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	97.9%	2,203	17.98	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,350	14.86	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	97.5%	1,732	17.17	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	50,905	98.2%	953	19.07	Big Y	N/A

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	114,916	98.3%	$1,749	$15.48	Stop & Shop	N/A
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	96.9%	1,891	15.72	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	129,781	94.0%	1,036	8.50	BJ's Wholesale Club	N/A
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	100.0%	1,692	16.79	Publix	Non Stop Fitness
Barclay Place Shopping Center	Lakeland, FL	100%	Lakeland-Winter Haven, FL	1989	84,899	100.0%	910	10.71	Save-A-Lot	Bob's Carpet Mart; Wild Greg's Saloon
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	751	9.57	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	98.6%	1,420	14.71	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	91.7%	802	17.75	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	953	15.20	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	92.9%	1,085	12.96	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	99.5%	2,443	8.76	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	98.0%	1,760	19.70	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,092	15.68	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	100.0%	1,058	17.93	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	100.0%	1,163	17.23	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	91.6%	1,612	12.54	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	97.8%	998	15.94	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	100.0%	1,157	15.32	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,104	98.4%	1,921	17.27	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	1,042	13.09	Publix	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	97.9%	$825	$13.03	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	89.5%	1,899	9.93	Publix	Bealls; Bealls Outlet/Home Centric; Staples
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	98.4%	1,159	15.70	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,253	93.5%	1,460	13.67	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	97.9%	1,401	13.38	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	100.0%	925	14.24	Publix	N/A
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	94.6%	1,661	16.44	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	85.9%	531	12.00	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	98.3%	1,575	16.65	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	827	12.01	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	92.7%	1,211	12.86	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	94.5%	940	11.43	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	990	12.68	Southeastern Grocers	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	100.0%	1,226	18.76	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	98.3%	893	12.51	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	100.0%	1,156	14.67	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	72,440	80.1%	566	9.75	Publix	N/A
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	96.2%	826	11.56	Publix	N/A

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shoppes at Avalon	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2009	62,786	93.3%	$855	$14.61	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,600	100.0%	965	14.49	Publix	N/A
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	132,927	88.9%	1,662	14.07	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	98.3%	1,344	16.35	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2000	102,816	53.4%	425	7.75	N/A	Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	100.0%	1,043	16.05	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985	115,112	96.2%	1,213	10.95	Publix	Skate Now; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	176,145	56.2%	1,257	12.70	Save-A-Lot	Eos Fitness; Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	995	14.33	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2011	137,316	97.3%	2,116	15.83	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	740	11.78	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	846	15.08	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	89.5%	873	25.95	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	100.0%	1,244	15.26	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	117,970	98.9%	1,964	16.84	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	99.6%	2,724	7.29	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	100.0%	1,146	14.03	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989	101,597	100.0%	1,402	13.80	Kroger	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	98.8%	$1,206	$13.22	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	100.0%	1,033	13.65	Publix	N/A
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	100.0%	1,074	13.19	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	94.1%	944	13.03	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	100.0%	1,813	19.08	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	96.8%	926	10.52	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	87,155	100.0%	1,230	14.11	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	88,710	100.0%	1,317	14.85	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	100.0%	1,271	13.97	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	113,995	100.0%	1,451	12.73	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	85,078	91.3%	1,020	13.14	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	94.7%	1,034	12.57	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	98.5%	930	11.85	Publix	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	263,829	100.0%	3,811	14.44	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	96,884	100.0%	1,268	13.09	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	97.3%	981	12.52	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	96.0%	2,126	21.53	The Fresh Market	Walgreens

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	$938	$13.90	Publix	N/A
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	92.5%	1,616	10.03	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	124,373	97.2%	1,721	14.23	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	98.0%	1,681	12.53	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006	72,420	100.0%	1,188	16.41	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	77,894	100.0%	1,009	12.95	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	100.0%	1,047	12.86	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	111,924	100.0%	1,311	11.72	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	100.0%	885	13.21	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 1995	63,518	88.8%	425	7.53	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	27.3%	801	21.83	N/A	N/A
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	934	5.77	Hy-Vee	Planet Fitness; Jay's CD & Hobby; BioLife Plasma Services; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	92.6%	1,905	15.20	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	97.8%	1,675	13.65	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	98.7%	1,070	10.91	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	100.0%	2,052	11.67	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading; Petco

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	100.0%	$1,768	$13.72	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	118,691	98.3%	1,151	9.86	Schnucks	N/A
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,708	98.7%	2,898	18.39	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	93.0%	4,067	28.92	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	83.4%	1,743	13.75	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	93.2%	1,361	11.21	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	97.9%	1,742	12.66	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	96.2%	2,466	14.74	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	91.6%	1,661	14.85	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	74.8%	1,630	30.93	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	100.0%	1,867	18.23	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,314	83.0%	1,339	6.44	N/A	Rural King Supply; Big Lots
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	100.0%	734	9.90	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	97.7%	886	5.83	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,967	7.87	Walmart	Staples; Dollar Tree
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,047	13.64	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	96.3%	1,472	12.41	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,392	96.1%	1,862	10.99	Price Chopper	Marshalls; PetSmart; Dollar Tree

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	100.0%	$1,567	$10.28	Kroger	Planet Fitness
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	114,801	100.0%	1,036	9.03	Kroger	N/A
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	95.8%	2,389	10.65	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	98.8%	2,299	18.41	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	94.4%	1,663	18.27	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	71,210	100.0%	1,281	17.99	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	327,303	97.6%	4,056	12.69	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	156,478	100.0%	2,005	12.82	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	100.0%	1,349	12.86	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	832	14.54	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	177,828	98.7%	2,628	14.98	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	78.6%	985	13.93	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	100.0%	1,849	17.47	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	100.0%	2,586	21.20	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,560	97.6%	2,535	21.02	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	115,972	92.4%	2,265	21.14	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2009	311,920	100.0%	2,077	6.66	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	97.1%	$1,434	$12.25	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	99.1%	1,656	12.17	Kroger	T.J.Maxx
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	364	5.94	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	98.7%	1,239	13.58	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989	82,911	100.0%	361	4.36	Family Fare	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	95.2%	1,252	13.29	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	97.0%	678	10.12	Cub Foods	N/A
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	98.2%	2,059	14.87	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	1,278	13.10	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	73,415	93.5%	1,061	15.46	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	93.2%	1,774	13.56	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	96.6%	1,455	15.64	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	100.0%	1,278	14.66	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,620	12.70	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,614	96.1%	2,142	15.62	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	100.0%	975	8.68	N/A	Kloss Furniture; Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	97.3%	1,648	15.48	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	93.7%	1,383	15.32	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	100.0%	389	7.57	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	100.0%	1,951	20.41	Harris Teeter	N/A

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	100.0%	$391	$4.82	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002	137,847	97.4%	1,975	14.71	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	100.0%	1,265	15.67	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982	79,865	85.9%	542	7.89	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,420	17.29	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	97.8%	699	11.47	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	100.0%	711	8.82	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	169,478	100.0%	4,117	24.29	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	87.9%	1,729	16.95	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,749	93.7%	2,249	16.14	Walmart Neighborhood Market	Shoe Dept.; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,430	10.28	Safeway	T.J.Maxx; Best Buy; Petco
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	100.0%	1,896	21.22	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Rainbow Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1989 / 2019	144,845	97.9%	2,304	16.25	Albertsons	Home Depot (shadow); Ross Dress for Less
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	100.0%	2,660	20.81	Smith's	N/A
Sprouts Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1995 / 2019	112,580	94.3%	1,922	18.11	Sprouts Farmers Market	Home Depot (shadow); Goodwill; Advance Auto Parts
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 1999	163,388	94.2%	1,701	11.05	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	360,707	97.5%	3,476	9.89	Fresh Thyme	Lowe's; Kohl's; T.J.Maxx; Ashley Furniture HomeStore; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	100.0%	152	18.08	Walmart (shadow)	N/A
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	1,370	19.25	Walmart (shadow)	Office Depot; Pet Supplies Plus

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	338,350	95.9%	$4,284	$13.20	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992	250,449	100.0%	1,454	5.81	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	98.1%	967	10.63	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	98.5%	2,405	9.04	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	100.0%	732	7.25	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	576	10.71	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	96.3%	1,200	11.76	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	745	9.82	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	100.0%	1,146	17.03	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	478	8.71	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,442	13.51	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	268,151	84.5%	1,945	8.58	Giant Eagle; Marc's	Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	114,776	100.0%	527	4.59	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	92.7%	1,201	12.89	Giant Eagle	Kumo Japanese
Southgate Center	Heath, OH	100%	Columbus, OH	1960 / 1997	209,280	97.5%	2,011	9.86	Giant Eagle	Licking County Humane Society; Dunham's Sports; Petco; Bin Mania
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	20,530	87.8%	292	16.20	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	575	7.19	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,661	96.2%	1,253	17.22	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	100.0%	755	19.68	Quality Food Centers	N/A
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	100.0%	992	13.74	Safeway	N/A

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	$729	$18.92	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	96.4%	2,216	13.95	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,610	97.0%	4,078	12.27	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends; Fox Beauty Supply
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	961	13.65	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	100.0%	1,046	9.22	Giant Eagle	N/A
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	96.4%	2,578	17.48	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2010	218,610	100.0%	2,101	9.61	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	201,409	98.5%	2,081	10.49	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	98.3%	879	12.37	Publix	N/A
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 1998	133,688	98.9%	1,696	12.83	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,030	14.97	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	93.2%	2,518	7.24	Walmart	Rooms To Go Kids & Patio; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	985	14.83	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,693	17.02	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	100.0%	1,376	12.93	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011	32,325	100.0%	653	20.21	The Fresh Market	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	100.0%	3,270	7.62	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 1986	72,136	100.0%	841	11.66	Kroger	N/A

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	96.9%	$837	$8.93	Kroger	Fitness 1440
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	100.0%	936	10.00	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,761	100.0%	1,831	18.72	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2007	160,210	76.3%	1,119	9.15	ALDI	Burkes Outlet; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	98.0%	1,441	16.30	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	36,732	100.0%	995	27.08	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	100.0%	1,529	19.07	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	97.2%	3,000	20.18	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	1,374	24.80	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	230,234	98.8%	2,572	11.31	Tom Thumb	Ollie's Bargain Outlet; Burkes Outlet; Planet Fitness
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,018	20.84	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	227,203	97.1%	4,865	22.06	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	100.0%	757	10.74	United Supermarkets	N/A
Oak Meadows Marketplace	Georgetown, TX	100%	Austin-Round Rock-Georgetown, TX	2018	78,841	92.4%	1,330	18.25	Randalls	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	94.9%	3,397	21.44	Market Street United	Toni & Guy Academy
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,421	100.0%	1,579	14.05	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	91.9%	1,740	18.41	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,069	11.79	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	95.9%	1,441	15.13	Tom Thumb	N/A
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	97.3%	1,906	11.85	Kroger	WSS; Citi Trends; Kids Empire; CSL Plasma

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hillside - West	Hillside, UT	100%	N/A	2006	14,550	100.0%	$451	$30.97	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	87.1%	2,381	29.76	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	610	9.31	Food Lion	N/A
Cascades Overlook	Sterling, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2016	150,843	88.1%	3,571	26.86	Harris Teeter	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	100.0%	1,828	17.11	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	100.0%	743	9.61	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	93.8%	900	11.58	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2002	135,358	97.8%	947	7.15	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton, VA	1989	134,660	93.6%	1,182	9.38	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	1,451	18.08	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	90.7%	2,303	21.42	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	95.9%	694	9.21	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	100.0%	1,356	17.72	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	96.9%	3,022	19.06	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,478	17.09	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	100.0%	1,329	15.38	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	974	11.39	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2009	120,068	100.0%	1,103	9.19	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	100.0%	1,103	12.66	Pick 'n Save	Dollar Tree
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	98.1%	1,128	14.00	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's

Phillips Edison & Company	55

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Market Place at Pabst Farms	Oconomowoc, WI	100%	Milwaukee-Waukesha, WI	2005	109,438	97.7%	$1,951	$18.24	Metro Market	N/A
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 1991	167,533	100.0%	973	5.81	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	2,738	11.37	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha, WI	2007	81,639	100.0%	1,257	15.40	Pick 'n Save	N/A
Total					33,138,897	96.3%	$444,878	$13.93
(1)Property represents an undeveloped parcel of land.

Phillips Edison & Company	56

Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended March 31, 2022	Supplement Page		As of March 31, 2022	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$95,185	19	OTHER ASSETS
			Cash and cash equivalents	$5,063	12
ADJUSTMENTS TO NOI			Restricted cash	12,406	12
NOI adjustments for Q1 acquisitions/dispositions(2)	237		Accounts receivable, net	39,002	21
			Prepaid expenses and other assets	19,166	21
Quarterly impact of ABR from leases signed but not yet paying rent as of March 31, 2022	3,515		Derivative assets	5,365	21
			Investment in third parties	3,000	21
Pro rata NOI from Joint Ventures	1,098	20	Investment in marketable securities	5,189	21
			Total value of other assets	$89,191
INVESTMENT MANAGEMENT BUSINESS
Fees and management income	$2,461	13	LIABILITIES
Property operating expenses related to fees and management income	1,070	19	Debt obligations	$1,897,567	27
			Derivative liability	2,217	12
Share of joint venture income (loss) recorded in Other Income (Expense)	(54)	22	Accounts payable and other liabilities	94,079	21
			Total value of liabilities	$1,993,863

			EQUITY
			Common shares and OP units outstanding	128,359	26

			JOINT VENTURES
			Pro rata share of debt	$27,421	28

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$33,034	24
			Estimated remaining costs to be incurred	15,266	24
			Underwritten incremental unlevered yield	10%-12%	24

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.

Phillips Edison & Company	57

Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by twelve months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent terms that is executed for substantially the same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDAre metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares using the closing price for the applicable date.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.
Core FFO is calculated as Nareit FFO attributable to stockholders and OP unit holders adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).
Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, debt discounts, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding discounts, market adjustments, and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)
Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment
Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2021).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

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Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental unlevered yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Financial Summary" section above for more information on the limitations of non-GAAP performance measures.

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Investor Information

ANALYST COVERAGE
Bank of America Merrill Lynch	Craig Schmidt	craig.schmidt@bofa.com
Bank of Montreal	Juan Sanabria	Juan.sanabria@bmo.com
Compass Point, LLC	Floris van Dijkum	fvandijkum@compasspointllc.com
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com
GreenStreet	Vince Tibone	vtibone@greenstreet.com
	Paulina Rojas-Schmidt	projasschmidt@greenstreet.com
JPMorgan	Michael Mueller	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	tthomas@key.com
Mizuho Securities USA	Haendel St. Juste	Haendel.St.Juste@mizuhogroup.com
Morgan Stanley	Richard Hill	Richard.Hill1@morganstanley.com
Wells Fargo Securities, LLC	Tamara Fique	Tamara.Fique@wellsfargo.com
Wolfe Research	Andrew Rosivach	ARosivach@wolferesearch.com

CONTACT INFORMATION

Investor Relations
Stephanie Hout
(513) 746-2594
InvestorRelations@phillipsedison.com

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